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                                                                 EXHIBIT (10)(I)





                                     VULCAN
                                MATERIALS COMPANY


                              RESTRICTED STOCK PLAN
                            FOR NONEMPLOYEE DIRECTORS



                         EFFECTIVE DATE NOVEMBER 1, 1997
                          AS APPROVED ON JULY 18, 1997






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                            VULCAN MATERIALS COMPANY
                            RESTRICTED STOCK PLAN FOR
                              NONEMPLOYEE DIRECTORS

                                Table of Contents

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                                                                           Page
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
1.  Definitions.............................................................  1

         Beneficiary........................................................  1

         Board..............................................................  1

         Change in Control..................................................  1

         Company............................................................  1

         Deferred Stock Unit................................................  1

         Effective Date.....................................................  1

         Exchange Act.......................................................  2

         Fair Market Value Per Share........................................  2

         Nonemployee Director...............................................  2

         Plan...............................................................  2

         Restricted Share...................................................  2

         Share..............................................................  2

2.  Purposes and Effective Date.............................................  2

3.  Eligibility.............................................................  2

4.  Grants of Restricted Shares.............................................  2

5.  Terms and Conditions of Grants of Restricted Shares.....................  2

6.  Delivery of Restricted Shares...........................................  3

7.  Deferred Stock Account..................................................  4

8.  Deferred Stock Units....................................................  4

9.  Distribution Attributable to Deferred Stock Units.......................  5

10. Effect of Change in Control.............................................  5

11. Amendment and Termination...............................................  5

12. Term....................................................................  6

13. Compliance with SEC Regulations.........................................  6

14. Miscellaneous...........................................................  6


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                            VULCAN MATERIALS COMPANY
                            RESTRICTED STOCK PLAN FOR
                              NONEMPLOYEE DIRECTORS

1.       DEFINITIONS.

         As used herein, the following terms shall have the meanings hereinafter set forth:

         (a) "Beneficiary" shall mean the individual or entity designated by the Nonemployee Director to receive, upon the death of the Nonemployee Director, undelivered Restricted Shares as to which the applicable restrictions have expired and the balance of the Nonemployee Director's Account attributable to Deferred Stock Units. If no such designation is made, or if the designated individual predeceases the Nonemployee Director or the entity no longer exists, then the Beneficiary shall be the Nonemployee Director's estate.

         (b)      "Board" shall mean the Board of Directors of the Company.

         (c)      "Change in Control" shall mean

                  (1) The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding any employee benefit plan of the Company or any of its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities, in one transaction or a series of transactions; provided, however, that, if prior to such an acquisition, a majority of the Continuing Directors determines that such acquisition shall not, for purposes of the Plan, be deemed a Change in Control, such acquisition shall not constitute a Change in Control hereunder;

                  (2) The cessation, for any reason, of the individuals who, as of the date of a Change in Control, constitute the Board (the "Continuing Directors") to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Change in Control Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuing Directors (other than in election or nomination of the individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of the Company, as such terms are used in Rule 14a-11 promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Continuing Director, or

                  (3) Approval by the Board of (i) a merger, consolidation, or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation, or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 25% or more of the combined voting power of the continuing or surviving corporation; (ii) any sale, lease or other transfer, in one transaction, or a series of related transactions, of all or substantially all of the assets of the Company; or (iii) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that, if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

         (d) "Company" shall mean Vulcan Materials Company, a New Jersey corporation.

         (e) "Deferred Stock Unit shall mean the equivalent of one Share, as established pursuant to this Plan.

         (f)      "Effective Date shall mean November 1, 1997.

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         (g)      "Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value Per Share shall mean the average of the daily closing prices of Shares as reported on the New York Stock Exchange for the twenty (20) trading days prior to the date of determination, or if the Shares are not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed.

         (i) "Nonemployee Director shall mean any person who is a member of the Board who is not, as of the date of a grant of Restricted Shares under this Plan, an employee or an officer of the Company or any of its subsidiaries.

         (j) "Plan shall mean this Vulcan Materials Company Restricted Stock Plan for Nonemployee Directors, as it may be amended from time to time.

         (k) "Restricted Share shall mean a Share granted to a Nonemployee Director in accordance with paragraph 4 and subject to the restrictions set forth in paragraph 5.

         (l) "Share shall mean a share of the Company's common stock, $1.00 par value, and such other stock and securities as may be substituted therefor in accordance with paragraph 6(b).

2.       PURPOSES AND EFFECTIVE DATE.

         The purposes of the Plan are to promote a greater identity of interests between the Company's Nonemployee Directors and its stockholders through increasing ownership of Company common stock by the Nonemployee Directors and to assist the Company in attracting and retaining qualified individuals to serve as Nonemployee Directors by affording them an opportunity to share in the future successes of the Company.

         The Plan was adopted on July 18, 1997 and shall become effective on November 1, 1997. No grants of Restricted Shares shall be made until November, 1997.


3.       ELIGIBILITY.

         Each director who as of the date of any grant made pursuant to the Plan is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

4.       GRANTS OF RESTRICTED SHARES.

         (a) On or shortly after November 1, 1997, each Nonemployee Director elected to office by the stockholders of the Company on May 16, 1997, shall receive a grant of 65 Restricted Shares.

         (b) So long as he or she remains a Nonemployee Director, an additional grant of 65 Restricted Shares shall be made to each Nonemployee Director on June 1, 1998, and on each June 1 thereafter (or on the next business day, if June 1 is not a business day).

5.       TERMS AND CONDITIONS OF GRANTS OF RESTRICTED SHARES.

         (a) The terms and conditions set forth in this paragraph shall apply to each grant of Restricted Shares. If required by the Company, each such grant shall be evidenced by a written agreement that sets forth the specific terms of the grant in accordance with the Plan and that is duly executed by or on behalf of the Company and the Nonemployee Director.

         (b) At the time of each grant, a share certificate or certificates representing the number of Restricted Shares granted to a Nonemployee Director shall be registered in the Nonemployee Director's name but shall be held by or on

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behalf of the Company for the Nonemployee Director's account. As a condition to receipt of the first award of Restricted Shares, each Nonemployee Director shall execute and deliver to the Company a stock power in blank with respect to all Restricted Shares that may be awarded to such Nonemployee Director in the future. Such stock power shall be held in custody by the Secretary of the Company and shall be used only to effect a transfer of Restricted Shares to the Company in connection with a forfeiture of Restricted Shares by such Nonemployee Director. The Nonemployee Director shall have all the rights and privileges of a stockholder as to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the restrictions set forth in subparagraph c and subject to deferrals of dividend payments as provided in paragraph 7.

         (c) The Restricted Shares granted to any Nonemployee Director under paragraph 4 shall be subject to the following restrictions:

                  (i) Such Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as such restrictions have expired as to such Restricted Shares as provided in subparagraph (d).

                  (ii) A Nonemployee Director shall not be entitled to delivery of a share certificate representing any Restricted Shares until the expiration of such restrictions as to such Restricted Shares.

         (d) Except as otherwise provided in clause (ii) below or in paragraph 10, the restrictions applicable to Restricted Shares covered by any grant to any Nonemployee Director shall expire in accordance with the terms of the following clause (i):

                  (i) Restrictions shall expire as to the Restricted Shares on the date the Nonemployee Director attains age 70; provided, however, that restrictions shall expire as to Restricted Shares only if the Nonemployee Director shall have remained a director of the Company continuously from the date of grant of such Restricted Shares to the scheduled expiration date.

                  (ii) If a Nonemployee Director ceases to be a director of the Company before attaining age 70 because of death or because he or she is totally and permanently disabled as determined by a majority of the Board, the restrictions on all Restricted Shares shall expire as of the date the Nonemployee Director ceases to be a director of the Company.

         (e) All of the Restricted Shares granted to any Nonemployee Director as to which the restrictions have not previously expired shall be forfeited immediately, and all rights of such Nonemployee Director to such Restricted Shares shall terminate without further obligation on the part of the Company, if the Nonemployee Director shall cease to be a director of the Company before age 70 for any reason other than as set forth in clause (ii) of subparagraph (d) above or in paragraph 10; provided, however, that in cases of special circumstances, the Chief Executive Officer or the Company may, in his sole discretion, when he finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions.

         (f) As soon as practicable after the expiration of the restrictions on any Restricted Shares as herein provided, a share certificate for such Restricted Shares shall be delivered, free of all such restrictions, to the Nonemployee Director (or to the Nonemployee Director's Beneficiary, if applicable) subject to the withholding requirements of paragraph 6(d)(if applicable).


6.       DELIVERY OF RESTRICTED SHARES.

         (a) Shares granted or delivered under the Plan may be authorized but unissued Shares, Shares reacquired by the Company, or a combination of both, as the Board may from time to time determine. Shares granted under the Plan but subsequently forfeited shall continue to be otherwise available for the purposes of the Plan.


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         (b)      In the event of any change in the outstanding Shares upon
which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event of any dividend that is paid in Shares or other property, the number and kind of Restricted Shares which may thereafter be granted under the Plan shall be adjusted and the number and kind of Shares then being held by the Company as Restricted Shares shall be adjusted in such a manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors. Any new or additional Restricted Shares, or stock or other securities substituted therefor, to which an Nonemployee Director may be entitled under this subparagraph shall be subject to all of the terms and conditions of paragraph 5.

         (c) The Company shall not be required to deliver any fractional Share but shall pay, in lieu thereof, the fair market value (measured as of the date restrictions lapse) of such fractional Share to the Nonemployee Director (or the Nonemployee Director's Beneficiary, if applicable).

         (d) Before the issuance or delivery of any Restricted Shares on which the restrictions have expired, the Company shall require payment in cash by the Nonemployee Director of any withholding taxes that the Company may be required by law to pay with respect to the issuance or delivery of such Shares.


7.       DEFERRED STOCK ACCOUNT.

         The Company shall establish a deferred stock account (an "Account') for each Nonemployee Director participating in the Plan. A Nonemployee Director shall have no right to immediate payment of dividends on Restricted Shares. On each Dividend Date (as defined below), the Company shall credit the Account with the number of Deferred Stock Units determined in accordance with paragraph 8 below. Distributions from a Nonemployee Director's Account shall be made in Shares upon the retirement of a Nonemployee Director, unless the distributions are accelerated in accordance with paragraphs 9 or 10 below. The value of the Deferred Stock Units is dependent upon the fair market value of the Shares on the date the Shares are distributed to the Nonemployee Director, and is therefore subject to market fluctuations in value until such distribution.


8.       DEFERRED STOCK UNITS.

         (a) There shall be credited to the Account of each Nonemployee Director participating in the Plan Deferred Stock Units on each regular cash dividend payment date (a "Dividend Date"). The number of such Deferred Stock Units shall be determined by (i) multiplying the amount of the dividend by the sum of (x) the total number of Deferred Stock Units (including fractional Deferred Stock Units) credited to such Account immediately prior to the Dividend Date and (y) the total number of Restricted Shares granted to such Nonemployee Director upon which restrictions have not yet lapsed and (ii)dividing the product by the Fair Market Value Per Share as of the day preceding the Dividend Date.

         (b) In the event of any change in the outstanding Shares upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event of any dividend that is paid in Shares or other property, the number of Deferred Stock Units credited to the Account shall be adjusted in such a manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board, or, in the event of a Change in Control, by a majority of the Continuing Directors.


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9.       DISTRIBUTION ATTRIBUTABLE TO DEFERRED STOCK UNITS.

         (a) Except as otherwise provided herein, the balance of each Nonemployee Director's Account shall be paid to the Nonemployee Director, in a lump sum, commencing at the beginning of the first quarter after the first annual meeting of the shareholders of the Company following the date that such director reaches the mandatory retirement age then in effect.

         (b) In the event of the death of the Nonemployee Director prior to such director's retirement or prior to the distribution of the entire balance in such director's Account, the entire balance in the Account as of the date of the Nonemployee Director's death shall be paid in Shares in a lump sum, to the surviving beneficiary or beneficiaries as the Nonemployee Director may have designated by notice in writing to the Company or by will, or, if no beneficiaries are so designated, the legal representative of such director's estate.

         (c) If a Nonemployee Director shall become totally and permanently disabled, as determined by a majority of the Board, while he or she is a director of the Company, the entire balance in the Account as of the date of such total and permanent disability shall be paid to such Nonemployee Director, or his or her personal representative, in a lump sum, within one hundred twenty
(120) days of the date of such total and permanent disability.

         (d) If a Nonemployee Director ceases to be a director of the Company for any reason other than due to death or total and permanent disability, including, without limitation, the failure of such person to be re-elected as a director of the Company by the shareholders of the Company, the balance of such director's Account as of the date such person ceases to be a director of the Company shall be paid in a lump sum, to such director within one hundred twenty (120) days of the date such person ceases to be a director of the Company.

         (e) All distributions of Deferred Stock Units made pursuant to this Plan shall be in an amount equal to the number of Deferred Stock Units held in the Account. On the date of any such distribution, the Company shall cause to be issued and delivered to such Nonemployee Director a stock certificate evidencing the Shares registered in the name of such Nonemployee Director, or such other person as the Nonemployee Director my designate. Deferred Stock Units representing fractional Shares shall be paid in cash.


10.      EFFECT OF CHANGE IN CONTROL.

         (a) Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after the occurrence of such Change in Control either of the following events occurs:

                  (i) the Nonemployee Director ceases for any reason to be a director of the Company; or

                  (ii)     the Plan is terminated;

         then the restrictions on all Restricted Shares shall expire and the entire balance of the Account shall be payable in a lump sum to the director in Shares. Such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.

         (b) The Company shall promptly reimburse the director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this paragraph 10.

         (c) This paragraph 10 may not be amended or modified after the occurrence of a Change in Control.


11.      AMENDMENT AND TERMINATION.

         The Board may from time to time amend, suspend or terminate the Plan, in whole or in part; provided, however, that without the Nonemployee Director's consent, no such amendment, suspension or termination shall materially

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adversely affect the rights of any Nonemployee Director in respect of Restricted
Shares previously granted to such Nonemployee Director. Notwithstanding the foregoing, the Board may, in any circumstance where it deems such approval necessary or desirable, require stockholder approval as a condition to the effectiveness of any amendment or modification of the Plan.


12.      TERM.

         The Plan shall continue in effect without limit unless and until the Board otherwise determines.


13.      COMPLIANCE WITH SEC REGULATIONS.

         It is the Company's intent that the Plan comply with the provisions of
Section 16 of the Exchange Act and the rules promulgated thereunder. To the extent that any provision of the Plan is later found not to be in compliance with Section 16 or such rules, such provision shall be deemed to be null and void.


14.      MISCELLANEOUS.

         (a) Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action taken hereunder shall be construed as giving any individual any right to continue to serve as a director of the Company or otherwise to be retained in the service of the Company.

         (b) No Shares shall be issued hereunder unless and until counsel for the Company shall be satisfied such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

         (c)      The expenses of the Plan shall be borne by the Company.

         (d) Neither the Nonemployee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such director, nor the right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock Unit credited to such Account, nor the right to receive distribution under the Plan except as expressly provided herein. Distributions hereunder shall be made from the general funds of the Company, and the rights of the directors shall be those of an unsecured general creditor of the Company.

         (e) The Plan, the grant of Restricted Shares and Deferred Stock Units thereunder, and the obligation of the Company to deliver Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

         (f) The Plan shall be administered by the Compensation Committee selected by the Board. The Compensation Committee shall have the power to interpret the Plan and, subject to its provisions, to make all determinations necessary or desirable for the Plan's administration. The Compensation Committee shall have the full discretionary authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe and implement the provisions of the Plan. The Compensation Committee's determinations on these matters shall be conclusive, except in the event of a Change in Control, in which case such interpretation and determination shall be made by a majority of the Continuing Directors.

         (g) No rights or benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any

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attempt thereat shall be void. No such right or benefit shall, before receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.

         (h) The provisions of this Plan shall apply to and be binding upon the beneficiaries, distributees, and personal representatives, and any successors in interest of the Nonemployee Director.

         (i) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal, state or local law.

         (j) The Plan shall be governed by, and construed in accordance with, the laws of the State of Alabama, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.

         Executed and adopted as of this 1st day of November, 1997, pursuant to action taken by the Board of Directors of Vulcan Materials Company at its meeting on July 18, 1997.

                                       VULCAN MATERIALS COMPANY


                           By         /s/ WILLIAM F. DENSON, III
                              ------------------------------------------
                           Its              Vice President
                              ------------------------------------------






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